EX-99.1

[SMARTPROS LOGO]

              SMARTPROS REPORTS THIRD QUARTER FINANCIAL PERFORMANCE

               BOARD OF DIRECTORS APPROVES SHARE BUY-BACK PROGRAM

                  CONFERENCE CALL SCHEDULED FOR THIS AFTERNOON

HAWTHORNE, N.Y. (PRIMEZONE) - NOVEMBER 9, 2005 - SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today reported third quarter results for the three- and nine-month periods ended September 30, 2005.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004:

o    Revenues increased 6.8% to $7.97 million from $7.46 million.

o    Net income increased 7.3% to $537,738 compared to net income of $500,979.

o Accounting/finance subscription product sales grew 20.4% to $5.9 million, or 72.8% of revenues, compared to $4.9 million, or 65.6% of revenues.

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2004:

o Revenues were $2.42 million, representing a 15.9% decrease from revenues of $2.87 million.

o    Net income decreased 54.9% to $147,527 compared to net income of $326,763.

o Accounting/finance subscription product sales increased 12.5% to $1.8 million, or 75% of revenues, compared to $1.6 million, or 56% of revenues.

As of September 30, 2005, the Company had approximately $7.2 million in cash and investments, working capital of $4.22 million and stockholders' equity of approximately $7 million. Net cash provided by SmartPros' operating activities for the current nine-month period totaled $609,407.

Allen Greene, Chief Executive Officer of SmartPros, noted, "Our results for the quarter were impacted by strong growth in our core business areas which were offset by a notable decrease in custom consulting projects, primarily at Working Values. In fact, we are especially pleased with the ongoing growth we are experiencing in our subscription business, as reflected in both the three- and nine-month reporting periods."

"Our plans to stabilize Working Values' future quarterly financial performance were advanced in the past several months with the successful development of the Company's proprietary LEARNING MOMENTS(TM) training programs and Ethics and Compliance Risk Assessment tools. By complementing Working Values' custom consulting services with these off-the-shelf product offerings, as well as other new training solutions in development, we hope to create a much more fluid and stable revenue stream for this subsidiary," continued Greene.

 "As a result of steady cash flow generated from our operations, we have continued to strengthen our balance sheet and enhance our cash resources. With a cash position equal to over $1.40 per share, SmartPros remains well poised to move quickly if and when appropriate acquisition opportunities are presented," stated Greene. "However, we remain unwilling to invest our cash into situations that can or will not prove accretive and create long-term value for our shareholders."

"With those objectives in mind, I'm pleased to report that our Board of Directors has approved the repurchase of up to $750,000 of our common stock in the open market. For the past year, we have investigated numerous acquisition candidates and most have a history of losses, have made enormous capital investments with no visible return, are burdened with unwieldy overhead expense and/or offer little long-term growth appeal. In comparison, we believe that SmartPros is grossly undervalued given our profitable and growing business, strict expense discipline and commitment to building meaningful and lasting value for our stockholders. Consequently, our Board determined that there was no better use of our cash at this time than to invest in our own future," concluded Greene.

The timing and exact number of shares purchased will be determined at the Company's discretion and will depend on market conditions. All repurchases will be on the open market and will be funded from existing cash. Currently, SmartPros has approximately 5.1 million shares of common stock outstanding. The share buy-back program will begin after December 1, 2005 and will be complete or cancelled within 12 months.

SmartPros will host a teleconference this afternoon beginning at 4:15 p.m. Eastern, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-240-6709. A replay of the call will be available on the Company's Web site approximately one hour after the live broadcast at http://ir.smartpros.com. A copy of this news announcement is immediately accessible via http://ir.smartpros.com.

SMARTPROS LTD. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                  SEPTEMBER 30,         DECEMBER 31,
                                                                                                      2005                 2004
                                                                                                   (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                                                       $  5,160,011        $  1,756,991
   Investment securities available-for-sale                                                           2,000,000           5,000,000
   Accounts receivable, net of allowance for doubtful accounts
      of $71,000                                                                                        838,131             985,259
   Prepaid expenses and other current assets                                                            141,334             175,270
                                                                                                   ------------        ------------
          TOTAL CURRENT ASSETS                                                                        8,139,476           7,917,520
                                                                                                   ------------        ------------

Property and equipment, net                                                                             530,603             544,176
Goodwill                                                                                                 53,434              53,434
Other intangible, net                                                                                 2,232,414           2,482,653
Other assets, including restricted cash of $150,000                                                     150,000             167,196
                                                                                                   ------------        ------------
                                                                                                      2,966,451           3,247,459
                                                                                                   ------------        ------------
          TOTAL ASSETS                                                                             $ 11,105,927        $ 11,164,979
                                                                                                   ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                                                $    215,186        $    358,867
   Accrued expenses                                                                                     272,627             373,993
   Current portion of capital lease and equipment financing obligations                                  40,901              56,119
   Deferred revenue                                                                                   3,386,564           3,741,466
                                                                                                   ------------        ------------
          TOTAL CURRENT LIABILITIES                                                                   3,915,278           4,530,445
                                                                                                   ------------        ------------

Long-Term Liabilities:
   Capital lease and equipment financing obligations                                                     33,398              64,020
   Other liabilities                                                                                    161,367             164,907
                                                                                                   ------------        ------------
          TOTAL LONG-TERM LIABILITIES                                                                   194,765             228,927
                                                                                                   ------------        ------------


Commitments and Contingencies
Stockholders' Equity:
   Convertible preferred stock, $.001 par value, authorized 1,000,000 shares,
        no shares issued and outstanding                                                                     --                  --
   Common stock, $.0001 par value, authorized 30,000,000 shares, 5,145,447 issued and 5,087,441 outstanding at September 30, 2005; 5,140,545 issued
        and 5,082,539 outstanding at December 31, 2004                                                      514                 514
   Common stock in treasury, at cost - 58,006 shares                                                   (220,000)           (220,000)
   Additional paid-in capital                                                                        16,418,034          16,407,495
   Accumulated (deficit)                                                                             (8,917,164)         (9,454,902)
                                                                                                   ------------        ------------
                                                                                                      7,281,384           6,733,107
   Deferred compensation                                                                                (85,500)           (127,500)
   Note receivable from stockholder                                                                    (200,000)           (200,000)
                                                                                                   ------------        ------------
          TOTAL STOCKHOLDERS' EQUITY                                                                  6,995,884           6,405,607
                                                                                                   ------------        ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $ 11,105,927        $ 11,164,979
                                                                                                   ============        ============

---------------------------------------------------

SMARTPROS LTD. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                     NINE MONTHS ENDED                     THREE MONTHS ENDED
                                                                        SEPTEMBER 30,                         SEPTEMBER 30,
                                                               ------------------------------        -------------------------------
                                                                  2005                2004               2005               2004
------------------------------------------------------------------------------------------------------------------------------------
Net Revenues                                                   $ 7,972,330        $ 7,464,787        $ 2,416,338        $ 2,872,491
Cost of Revenues                                                 3,174,468          2,879,028            933,524          1,192,040
                                                               -----------        -----------        -----------        -----------
   Gross Profit                                                  4,797,862          4,585,759          1,482,814          1,680,451
                                                               -----------        -----------        -----------        -----------

Operating Expenses:
   Selling, general and administrative                           3,952,854          3,524,250          1,242,024          1,168,841
   Depreciation and amortization                                   434,898            516,858            148,999            170,632
                                                               -----------        -----------        -----------        -----------
                                                                 4,387,752          4,041,108          1,391,023          1,339,473
                                                               -----------        -----------        -----------        -----------
   Operating Income                                                410,110            544,651             91,791            340,978
                                                               -----------        -----------        -----------        -----------

Other Income (Expense):
   Interest income                                                 134,142             11,298             57,120              3,980
   Interest expense                                                 (6,514)           (54,970)            (1,384)           (18,195)
                                                               -----------        -----------        -----------        -----------
                                                                   127,628            (43,672)            55,736            (14,215)
                                                               -----------        -----------        -----------        -----------

Income before provision for income taxes                           537,738            500,979            147,527            326,763

Provision for Income Taxes                                              --                 --                 --                 --
                                                               -----------        -----------        -----------        -----------
Net Income                                                     $   537,738        $   500,979        $   147,527        $   326,763
                                                               ===========        ===========        ===========        ===========

Net Income Per Common Share:
   Basic net income per common share                           $       .11        $       .19        $       .03        $       .13
                                                               ===========        ===========        ===========        ===========

   Diluted net income per common share                         $       .11        $       .15        $       .03        $       .10
                                                               ===========        ===========        ===========        ===========

Weighted Average Number of Shares Outstanding
   Basic                                                         5,084,240          2,580,478          5,085,546          2,580,478
                                                               ===========        ===========        ===========        ===========

   Diluted                                                       5,117,117          3,244,262          5,115,180          3,244,262
                                                               ===========        ===========        ===========        ===========

ABOUT SMARTPROS LTD.
Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, engineering, and ethics and compliance. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com.

SAFE HARBOR STATEMENT
STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." RESULTS REPORTED WITHIN THIS PRESS RELEASE SHOULD NOT BE CONSIDERED AN INDICATION OF FUTURE PERFORMANCE. EXCEPT FOR ANY HISTORICAL INFORMATION,

THE MATTERS DISCUSSED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.

                      FOR MORE INFORMATION, PLEASE CONTACT:

                                 SMARTPROS LTD.
               SHANE GILLISPIE, VP MARKETING SERVICES & ECOMMERCE
            253-863-8280 OR VIA EMAIL AT shanegillispie@smartpros.com
                                       OR
                    ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
                          DODI HANDY, CEO AND PRESIDENT
                    407-585-1080 OR VIA EMAIL AT ped@efcg.net